AMENDMENT TO SUPPLEMENTAL EXECUTIVE

RETIREMENT BENEFIT AGREEMENT

THIS AMENDMENT is made on this 14th day of March, 2005 by and among HARLEYSVILLE MANAGEMENT SERVICES, LLC (the "Company"), a limited liability company, and Gregg J. Wagner, (the "Employee").

WITNESSETH:

WHEREAS, the Employee and The Harleysville National Bank and Trust Company (the "Bank") entered into a Supplemental Executive Retirement Benefit Agreement on June 14, 2002 (the "SERP Agreement").

WHEREAS, the Bank assigned all of its rights and duties under the SERP Agreement to the Company on June 12, 2004.

WHEREAS, the SERP Agreement provides that if the Employee retires from the Company’s employment on or after his 65th birthday, the Company will pay a monthly supplemental retirement income to the Employee, each monthly payment of which will equal the Employee’s "Monthly Retirement Benefit" (as defined in the SERP Agreement).

WHEREAS, the SERP Agreement provides that such monthly payments will start on the first day of the first month after the effective date of the Employee’s retirement, and will continue until the later of (i) the first day of the month during which the Employee dies or (ii) the date of the 120th monthly payment, and that if the Employee dies before receiving the minimum 120 monthly payments, the remaining payments will be made to the Employee’s designated beneficiary.

WHEREAS, the SERP Agreement does not permit the Employee or the Company to vary the time or form of payment of these retirement benefits, and benefits under the SERP Agreement are payable solely from the general assets of the Company, and not from any trust, escrow, or other segregated fund.

WHEREAS, Section 409A of the Internal Revenue Code (the "Code"), which was added to the Code by the American Jobs Creation Act of 2004, generally provides that unless a "nonqualified deferred compensation plan" for an employee includes certain specified provisions and is operated in accordance with such provisions during the taxable year, all compensation deferred under such plan for such year and all prior years will be includible in the employee’s gross income for such year for federal income-tax purposes.

WHEREAS, Section 409A of the Code generally requires that a "nonqualified deferred compensation plan" provide that compensation deferred under the plan may not be distributed before the earliest of certain specified dates—one of which, in the case of a "specified employee," is the date six (6) months after the date of the employee’s separation from service (or, if earlier, the date of death of the employee).

WHEREAS, the Company and the Employee desire to amend the SERP Agreement as set forth below in order to assure compliance with the requirements of Section 409A of the Code.

AGREEMENT:

(1) Section 2(a) of the SERP Agreement shall be amended and completely restated to read as follows:

"If the Employee retires from employment with the Company on or after his sixty-fifth (65th) birthday, in addition to any other retirement benefits to which Employee may be entitled whether from the Company or otherwise, each month the Company shall pay to him a supplemental retirement income equal to his "Monthly Retirement Benefit" as defined below. Said supplemental retirement income shall be payable in monthly payments commencing the first day of the seventh (7th) month after the month in which falls the effective date of the Employee’s said retirement, and continuing the first day of each month thereafter so long as Employee shall live. On the date of the first monthly retirement income payment, the Company shall also pay to the Employee an amount equal to the sum of the monthly retirement income payments which the Employee would have received prior to such date if the Company had been obligated to pay monthly retirement income payments commencing the first day of the first month after the month in which falls the effective date of the Employee’s said retirement. Notwithstanding the foregoing to the contrary, the Company is obligated hereunder to make a minimum of one hundred twenty (120) such monthly retirement income payments. If the Employee dies before receiving said minimum number of monthly payments, the remaining payments shall be made to the Employee’s designated beneficiary."

(2) The amendment set forth in Section (1) shall be effective immediately. Except as otherwise provided in Section (1) above, the SERP Agreement shall continue in effect without change, and is hereby deemed to be re-executed and reaffirmed by the Company and the Employee.

IN WITNESS WHEREOF, the Company has caused this Amendment to the SERP Agreement to be executed on its behalf and its seal to be affixed by duly authorized individuals, and the Employee has hereunto set his hand and sale, as of the day and year first above written.

                                    HARLEYSVILLE MANAGEMENT

ATTEST:                                SERVICES, LLC

/s/ Michael B. High                          By: /s/ D. M. Takes

Title: EVP & CFO                          Title: President

                                    Employee:

 /s/ Gregg J. Wagner